                                                      Exhibit 10(g)






                      ASSET PURCHASE AGREEMENT


                                Among


                     CLAY EQUIPMENT CORPORATION

                              as Seller


                         CLAY HOLDING, INC.

                  as the Sole Shareholder of Seller


                                 and


                     TOP AIR MANUFACTURING, INC.

                            as Purchaser


                           April 11, 1995











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
                          Table of Contents
                          -----------------
                                                               Page
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
  I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .  1

  II.    TRANSFER OF ASSETS. . . . . . . . . . . . . . . . . . .  7
         2.01    Transfer of Assets. . . . . . . . . . . . . . .  7
         2.02    Transfer of Top Air Shares. . . . . . . . . . .  7
         2.03    Assumption of Liabilities . . . . . . . . . . .  7
         2.04    Transactions at Closing . . . . . . . . . . . .  9

  III.   ADJUSTMENT; HOLD BACK . . . . . . . . . . . . . . . . . 10
         3.01    Preclosing Adjustment . . . . . . . . . . . . . 10
         3.02    Hold Back . . . . . . . . . . . . . . . . . . . 10

  IV.    WARRANTIES AND REPRESENTATIONS OF CLAY COMPANIES. . . . 10
         4.01    Organization and Standing of Clay
                 Equipment . . . . . . . . . . . . . . . . . . . 10
         4.02    Organization and Standing of Clay Holding . . . 10
         4.03    Authority . . . . . . . . . . . . . . . . . . . 10
         4.04    Good Title and Condition of Assets. . . . . . . 11
         4.05    Financial Statements. . . . . . . . . . . . . . 11
         4.06    Absence of Changes. . . . . . . . . . . . . . . 12
         4.07    Payment of All Debts and Liabilities. . . . . . 13
         4.08    No Conflicting Agreements or Orders . . . . . . 13
         4.09    Compliance. . . . . . . . . . . . . . . . . . . 13
         4.10    Litigation. . . . . . . . . . . . . . . . . . . 14
         4.11    Condition of Clay Equipment . . . . . . . . . . 14
         4.12    Employment Agreements . . . . . . . . . . . . . 14
         4.13    Labor Relations . . . . . . . . . . . . . . . . 14
         4.14    Taxes . . . . . . . . . . . . . . . . . . . . . 15
         4.15    Name of Company . . . . . . . . . . . . . . . . 15
         4.16    Inventory . . . . . . . . . . . . . . . . . . . 15
         4.17    Leases. . . . . . . . . . . . . . . . . . . . . 16
         4.18    Insurance . . . . . . . . . . . . . . . . . . . 16
         4.19    Other Contracts . . . . . . . . . . . . . . . . 16
         4.20    Documents . . . . . . . . . . . . . . . . . . . 16
         4.21    Suppliers . . . . . . . . . . . . . . . . . . . 17
         4.22    Real Property . . . . . . . . . . . . . . . . . 17
         4.23    Customers; Accounts Receivable. . . . . . . . . 17
         4.24    ERISA . . . . . . . . . . . . . . . . . . . . . 17
         4.25    Environmental . . . . . . . . . . . . . . . . . 21
         4.26    ESOP Participant. . . . . . . . . . . . . . . . 22
         4.27    No Misrepresentation. . . . . . . . . . . . . . 22

  V.     REPRESENTATIONS AND WARRANTIES OF TOP AIR . . . . . . . 22
         5.01    Organization and Standing of Top Air. . . . . . 22
         5.02    Binding Agreement . . . . . . . . . . . . . . . 22
         5.03    Agreement Within Authority. . . . . . . . . . . 23
         5.04    No Conflicting Agreements or Orders . . . . . . 23

                                    -i-

         5.05    Corporate Action. . . . . . . . . . . . . . . . 23
         5.06    No Conflict . . . . . . . . . . . . . . . . . . 23
         5.07    No Misrepresentation. . . . . . . . . . . . . . 23
         5.08    Shares Validly Issued . . . . . . . . . . . . . 23

  VI.    COVENANTS OF TOP AIR. . . . . . . . . . . . . . . . . . 23
         6.01    Information . . . . . . . . . . . . . . . . . . 23
         6.02    Satisfaction of Assumed Liabilities . . . . . . 24
         6.03    Recognition of Collective Bargaining Unit . . . 24
         6.04    Credit for Prior Service. . . . . . . . . . . . 24
         6.05    Rollover of 401(k) Accounts . . . . . . . . . . 24

  VII.   COVENANTS OF CLAY COMPANIES PENDING CLOSING . . . . . . 24
         7.01    Access to Information . . . . . . . . . . . . . 24
         7.02    Maintain Properties . . . . . . . . . . . . . . 25
         7.03    Maintain Organization . . . . . . . . . . . . . 25
         7.04    Regular Course of Business. . . . . . . . . . . 25
         7.05    Insurance . . . . . . . . . . . . . . . . . . . 25
         7.06    Employees . . . . . . . . . . . . . . . . . . . 25
         7.07    Business Changes. . . . . . . . . . . . . . . . 25
         7.08    Consents. . . . . . . . . . . . . . . . . . . . 25
         7.09    Environmental Audit . . . . . . . . . . . . . . 26

  VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF TOP AIR. . . . . 26
         8.01    No Adverse Change . . . . . . . . . . . . . . . 26
         8.02    Representations, Warranties and Agreements
                 of Clay Equipment . . . . . . . . . . . . . . . 26
         8.03    Opinion of Counsel. . . . . . . . . . . . . . . 26
         8.04    Absence of Litigation . . . . . . . . . . . . . 27
         8.05    Corporate Approval. . . . . . . . . . . . . . . 27
         8.06    Consents. . . . . . . . . . . . . . . . . . . . 27
         8.07    Officers' Certificate . . . . . . . . . . . . . 27
         8.08    Approval of Documents . . . . . . . . . . . . . 27
         8.09    Casualty Loss . . . . . . . . . . . . . . . . . 27
         8.10    Satisfactory Review of Clay Equipment's
                 Business and the Assets; Inspections. . . . . . 28
         8.11    Dissenters' Rights. . . . . . . . . . . . . . . 28
         8.12    Temporary Lease of Real Property. . . . . . . . 28
         8.13    Evidence of Condemnation Award. . . . . . . . . 28
         8.14    Evidence of New Plant Lease . . . . . . . . . . 28
         8.15    Refinancing of Lender Debt. . . . . . . . . . . 28
         8.16    Minimum Equity. . . . . . . . . . . . . . . . . 28
         8.17    Environmental Audit . . . . . . . . . . . . . . 28
         8.18    Approval by ESOP Trustee. . . . . . . . . . . . 28
         8.19    Roll-Over of Shares . . . . . . . . . . . . . . 29
         8.20    Accountants' Letter . . . . . . . . . . . . . . 29

  IX.    CONDITIONS PRECEDENT TO OBLIGATIONS OF CLAY
         EQUIPMENT . . . . . . . . . . . . . . . . . . . . . . . 29
         9.01    Representations, Warranties and Agreements
                 of Top Air. . . . . . . . . . . . . . . . . . . 29
         9.02    Opinion of Counsel. . . . . . . . . . . . . . . 29

                                    -ii-

         9.03    Performance of Assumed Liabilities. . . . . . . 29
         9.04    Corporate Approval. . . . . . . . . . . . . . . 29
         9.05    Consents. . . . . . . . . . . . . . . . . . . . 29
         9.06    Top Air's Certificate . . . . . . . . . . . . . 30
         9.07    Approval of Documents . . . . . . . . . . . . . 30
         9.08    Approval by ESOP Trustee. . . . . . . . . . . . 30
         9.09    Registration of Shares. . . . . . . . . . . . . 30

  X.     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . 30
         10.01   Indemnification of Top Air by the Clay
                 Companies . . . . . . . . . . . . . . . . . . . 30
         10.02   Indemnification of Clay Equipment by Top
                 Air . . . . . . . . . . . . . . . . . . . . . . 32
         10.03   Notice to Indemnifying Party. . . . . . . . . . 32

  XI.    AMENDMENT AND TERMINATION OF THE ESOP.. . . . . . . . . 33
         11.01   Amendment to ESOP . . . . . . . . . . . . . . . 33
         11.02   Termination of the ESOP . . . . . . . . . . . . 33

  XII.   SPECIAL MEETING OF STOCKHOLDERS.. . . . . . . . . . . . 33
         12.01   Preparation of Proxy Materials. . . . . . . . . 33
         12.02   The Holding of the Special Meeting. . . . . . . 34

  XIII.  REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . 34
         13.01   Preparation and Filing of Registration
                 Statement . . . . . . . . . . . . . . . . . . . 34
         13.02   Blue Sky Requirements . . . . . . . . . . . . . 34

  XIX.   CLOSING AND RISK OF LOSS.   . . . . . . . . . . . . . . 34
         14.01   Place and Time. . . . . . . . . . . . . . . . . 34
         14.02   Risk of Loss. . . . . . . . . . . . . . . . . . 34
         14.03   Simultaneous Performance. . . . . . . . . . . . 34
         14.04   Transfer of Possession. . . . . . . . . . . . . 34

  XV.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 34
         15.01   No Commission . . . . . . . . . . . . . . . . . 34
         15.02   Survival of Representations and Warranties. . . 35
         15.03   Change of Name. . . . . . . . . . . . . . . . . 35
         15.04   Incorporation of Schedules. . . . . . . . . . . 35
         15.05   Further Assurances. . . . . . . . . . . . . . . 35
         15.06   No Assumption of Clay Equipment's
                 Liabilities . . . . . . . . . . . . . . . . . . 35
         15.07   Transfer Taxes. . . . . . . . . . . . . . . . . 35
         15.08   Notices . . . . . . . . . . . . . . . . . . . . 35
         15.09   Entire Agreement. . . . . . . . . . . . . . . . 36
         15.10   Designation of Top Air as Agent . . . . . . . . 36
         15.11   Binding Effect. . . . . . . . . . . . . . . . . 36
         15.12   Third Parties . . . . . . . . . . . . . . . . . 37
         15.13   Expenses of the Parties . . . . . . . . . . . . 37
         15.14   Counterparts. . . . . . . . . . . . . . . . . . 37
         15.15   Iowa Law to Govern. . . . . . . . . . . . . . . 37
         15.16   Headings. . . . . . . . . . . . . . . . . . . . 37

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         15.17   Publicity . . . . . . . . . . . . . . . . . . . 37
         15.18   Mail and Communications . . . . . . . . . . . . 37
         15.19   Allocation of Purchase Price. . . . . . . . . . 37
         15.20   Review of Closing Balance Sheet . . . . . . . . 38
         15.21   Acquisition Subsidiary. . . . . . . . . . . . . 38


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                      ASSET PURCHASE AGREEMENT
                      ------------------------

       This Asset Purchase Agreement (the "Agreement") is made as of the 11th day of April, 1995, by and among TOP AIR MANUFACTURING, INC., an Iowa corporation ("Top Air"), CLAY EQUIPMENT CORPORATION, an Iowa corporation ("Clay Equipment") and Clay Holding, Inc., an Iowa corporation ("Clay Holding").

       WHEREAS, Clay Equipment owns all of the assets, rights and property necessary for, and operates a business which is engaged in, the design, manufacture, sale and distribution of certain livestock equipment and other agricultural products (the
"Business"); and

       WHEREAS, the directors of Clay Equipment and Clay Holding and the sole shareholder of Clay Equipment have authorized and approved this Agreement and have determined that it is in the best interests of Clay Equipment and Clay Holding to transfer the Transferred Assets to Top Air, in exchange for the Shares and the assumption by Top Air of the Assumed Liabilities as provided for herein, all upon the terms and conditions and subject to the provisions of this Agreement; and

       WHEREAS, the directors of Clay Holding have recommended that the sole stockholder of Clay Holding approve the Transaction, and have directed that Transaction provided for herein be submitted to the ESOP, as the sole stockholder of Clay Holding, and the Plan Participants, to whom shares of employee securities held by the ESOP have been allocated, for such approval.

       NOW, THEREFORE, in consideration of the premises and of the agreements and provisions set forth herein, and subject to the conditions herein contained, it is mutually agreed as follows:

I.     DEFINITIONS.
       -----------

       For purposes of this Agreement, the following words and phrases have the following meanings:

       1.01 "Accounting Firm" means the firm of McGladrey & Pullen, LLP, Waterloo, Iowa.

       1.02 "Arbitrator" means the firm of independent certified auditors, other than the Accounting Firm, selected by the Accounting Firm to review the Closing Balance Sheet and issue its report pursuant to Section 15.20.

       1.03  "Accounts Receivables Schedule" is defined in Section
4.23.

       1.04 "Assigned Contracts" means all of Clay Equipment's contracts, leases and other agreements, a true copy of each of which has been attached hereto by Clay Equipment in Schedule 1.04,
                                                    -------------
which Assigned Contracts will be assigned by Clay Equipment to Top Air at the Closing, and the performance of which shall be assumed by Top Air at the Closing, but shall not include the Union Contract.

       1.05 "Assumed Liabilities" means all liabilities and obligations of Clay Equipment in respect of the Business, including account payables, existing as of the close of business on December 31, 1994, but only if and to the extent that the same are accrued or reserved for on the 1994 Balance Sheet and remain unpaid and undischarged on the Closing Date, and all other liabilities and obligations of Clay Equipment arising in the regular and ordinary course of the Business from the period commencing January 1, 1995 through the Closing Date, to the extent that the same remain unpaid and undischarged on the Closing Date and are accrued or reserved for on the Closing Balance Sheet, excluding however, those liabilities and obligations referred to in Section 2.03 or as otherwise provided herein.

       1.06 "Assets" means all of the rights of Clay Equipment and all of the right, title and interest of Clay Equipment in and to the property, real, personal and mixed, tangible or intangible, of whatever kind or character and wherever located, which Assets shall include (but not be limited to) the following:

             (a) All cash or cash equivalents in transit, in hand or in bank accounts;

             (b) All inventory, stock in trade, merchandise, goods, supplies and other products owned by Clay Equipment or otherwise under the control of Clay Equipment as of the Closing Date, including the rights and payment obligations of Clay Equipment under the orders for the purchase of goods set forth in Schedule 1.06(b), complete copies of which have been
                ----------------
       provided to Top Air by Clay Equipment, but not including any commitment of Clay Equipment for the purchase of goods which is not set forth in Schedule 1.06(b);
                           ----------------

             (c) The Closing Accounts Receivable;

             (d) All machinery, equipment, tools, vehicles,
       furniture, fixtures, goods and other items of tangible
       personal property owned by Clay Equipment set forth and
       described in Schedule 1.06(d);
                    ----------------

             (e) All land, structures, improvements, including the Real Property and fixtures, and all water lines, rights of way, uses and easements;

             (f) All technologies, methods, formulations, data bases, trade secrets, know-how, inventions and intangible property rights, including the name and all other trade names;

             (g) All contract rights, including the Assigned
       Contracts, but excluding the Union Contract;

             (h) All rights, privileges, claims, demands and choses in action, including, without limitation, the proceeds of the Condemnation Award, the Relocation Expense Award and all rights under express or implied warranties; and

             (i) All records, files, books of account, customer and supplier lists and other books and records of Clay Equipment relating to the Business, including those relating to the Transferred Assets and Assumed Liabilities.

       1.07 "Balance Sheet Date" means the last day of the calendar month immediately preceding the Closing Date.

       1.08  "City" means the City of Cedar Falls, Iowa.

       1.09  "Clay Companies" means, collectively, Clay Equipment and
Clay Holding.

       1.10 "Condemnation Award" means the amount awarded to Clay Equipment in connection with the Condemnation Proceeding, excluding amounts attributable to the Relocation Expense Award.

       1.11 "Condemnation Proceeding" means the proceeding of the City or other appropriate governmental authority to take, condemn or partially take or condemn the Real Property for a public use, and the related relocation of the current facility being operated by Clay Equipment to the New Facility.

       1.12 "Closing" means the consummation of the Transaction contemplated by this Agreement.

       1.13  "Closing Accounts Receivable" is defined in Section
4.23.

       1.14 "Closing Balance Sheet" means the consolidated balance sheet of the Clay Companies as of the Balance Sheet Date.

       1.15  "Closing Customer List" is defined in Section 4.23.

       1.16 "Closing Date" means 10:00 a.m. on May 31, 1995, or such other date and time as are mutually agreed upon in writing by Top
Air and the Clay Companies; provided, however, that if all of the
                            --------  -------
conditions to Closing have not been met, then Top Air shall have the option to extend the Closing Date once, to a date not later than December 31, 1995.

       1.17 "Code" means the Internal Revenue Code of 1986, as amended.

       1.18 "Closing Inventory Count" means a physical count and valuation to be taken by Top Air and Clay Equipment, of the inventory of goods and supplies included in the Transferred Assets, determined in accordance with the provisions of Section 4.16 as of the Balance Sheet Date and included in the Closing Balance Sheet.

       1.19  "Customer List" is defined in Section 4.23.

       1.20 "Distribution" means the series of transactions culminating in the distribution of the Shares to the Plan Participants consisting of: (i) the distribution by Top Air, pursuant to Section 2.02, to Clay Holding; (ii) the distribution of such Shares by Clay Holding to the ESOP; and (iii) the distribution of the Shares to the Plan Participants in accordance with Section 11.01(a).

       1.21 "Environmental Laws and Regulations" means all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without, (i) the Federal Clean Air Act, 42 U.S.C. Sections 7401 et sec.; (ii) the Comprehensive Environmental
               -- ---
Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et sec.; (iii) the Federal Emergency Planning and Community Right-
- -- ---
to-Know Act, 42 U.S.C. Sections  1101 et sec.; (iv) the Federal
                                      -- ---
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et sec.; (v) the Federal Water Pollution Control Act, 33 U.S.C.
- -- ---
Sections  1251 et sec.; (vi) the Solid Waste Disposal Act, 42
               -- ---
8.S.C. Sections  6901 et sec.; (vii) the Toxic Substances Control
                      -- ---
Act, 15 U.S.C. Sections  2601 et sec.; (viii) Laws relating in
                              -- ---
whole or part to emissions, discharges, releases, or threatened releases of any Hazardous Material; and (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

       1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

       1.23  "Escrow Agent" means Norwest Bank Iowa, N.A., Cedar
Falls, Iowa.

       1.24 "Escrow Agreement" means the agreement between Top Air, Clay Equipment and the Escrow Agent, in the form attached hereto as
Schedule 1.24, pursuant to which the Hold-Back Stock shall be
- -------------
deposited at the Closing with the Escrow Agent and held by the Escrow Agent through the expiration thereof.

       1.25  "ESOP" means the Clay Holding, Inc. Employee Stock
Ownership Plan established by the Clay Holding and existing pursuant to the ESOP Trust.

       1.26  "ESOP Trust" means the Second Restated Clay Holding,
Inc. Employee Stock Ownership Plan and Trust Agreement dated June
29, 1994.

       1.27  "ESOP Trustee" means the trustee under the ESOP Trust.

       1.28  "Excluded Assets" means the Real Property and those
other Assets listed in Schedule 1.28, which the parties hereby
                       -------------
expressly agree shall not be included in the Transferred Assets.

       1.29  "Financial Statements" are defined in Section 4.05.

       1.30 "Fixed Assets" means the fixed assets of Clay Equipment as carried on Clay Equipment's books, with the book value thereof to be determined for the purposes of this Agreement in accordance with generally accepted accounting principles, consistently applied, and consistent with Clay Equipment's past accounting practices, including Clay Equipment's past depreciation and amortization practices applicable thereto.

       1.31 "Hazardous Materials" means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority. Hazardous Materials include, without
limitation, anything which is   (i) defined as a "pollutant" pursuant
to 33 U.S.C. Section 1362(6); (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. Section 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. Section 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. Section 9601(14);
(v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C.
Section 9601(33); (vi) petroleum; (vii) asbestos; (viii) polychlorinated biphenyl.

       1.32 "Hold-Back Stock" means that number of Shares, rounded to the nearest whole number, which equals twenty-five percent (25%) of the Shares being transferred by Top Air at Closing pursuant to
Section 2.02.

       1.33  "Lender Debt" is defined in Section 4.04.

       1.34  "Lender Liens" is defined in Section 4.04.

       1.35 "Market Value" means the average of the bid and asked prices of the Shares, on a per share basis, as reported on the NASDAQ Small Cap Market for the trading day immediately preceding the Closing Date.

       1.36 "Minimum Stockholder's Equity" means the stockholder's equity, as shown on the Closing Balance Sheet, of not less than $1,250,000.

       1.37 "New Facility" means the approximate 75,000 square foot plant to be constructed upon a site of approximately 10.5 acres in the Cedar Falls Industrial Park located within the City of Cedar
Falls, Iowa.

       1.38 "1994 Balance Sheet" means the consolidated balance sheet of Clay Holding included in the financial statements of Clay Holding at and for the year ended December 31, 1994, audited and reported upon by the Accounting Firm.

       1.39 "Non-Hold-Back Stock" means the Shares, except for the shares of Hold-Back Stock.

       1.40 "Plan Participants" means those employees of the Clay Companies who are participants under the ESOP.

       1.41 "Proxy Material" means the prospectus of Top Air and proxy or information statement and related materials of Clay Holding included in the Registration Statement to be mailed to the ESOP Trustee and the Plan Participants, giving notice of the Special Meeting, describing and disclosing the material aspects of the Transaction to be voted on, and describing the Distribution.

       1.42 "Real Property" means the real property, consisting of approximately 10.8 acres located in Black Hawk County, City of Cedar Falls, Iowa, as more particularly described in Schedule 4.22,
                                                     -------------
and all improvements thereon, including Clay Equipment's current manufacturing facility and corporate offices, commonly known and numbered as 101 Lincoln Street, Cedar Falls, Iowa.

       1.43  "Registration Statement" is defined in Section 13.01.

       1.44 "Relocation Expense Award" means that portion of the Condemnation Award attributable to the relocation of the machinery, equipment and other fixed assets from the Real Property (which presently houses Clay Equipment's facility) to the New Facility.

       1.45 "Securities Act" means the Securities Act of 1933, as amended.

       1.46 "Shares" means those shares of Top Air no par value common stock, to be issued and delivered by Top Air pursuant to
Section 2.02, subject to the preclosing adjustment provided in
Section 3.01.

       1.47 "Special Meeting" means the meeting of the stockholders of Clay Holding called for the purpose of approving the Transaction.

       1.48 "Transaction" means the acquisition by Top Air of the Transferred Assets in exchange for the Shares and the assumption by Top Air of the Assumed Liabilities pursuant to this Agreement.

       1.49 "Transferred Assets" means all of the Assets except the Excluded Assets.

       1.50 "Union Contract" means the contract dated February 4, 1991 between Clay Equipment and Local 1728 of the International
Association of Machinists and Aerospace Workers.

II.    TRANSFER OF ASSETS.
       ------------------

       2.01  Transfer of Assets.  At the Closing, and subject to the
             ------------------
terms, provisions and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, Clay Equipment shall transfer, convey and assign to Top Air, and Top Air shall acquire, the Transferred Assets in exchange for the Shares (subject to Section 3.02) and the assumption by Top Air of the Assumed Liabilities.

       2.02  Transfer of Top Air Shares.  At the Closing, Top Air
             --------------------------
shall deliver to Clay Holding and to the Escrow Agent certificates representing the lesser of (a) 750,000 Shares, or (b) that number of Shares (rounded to the nearest full share), having an aggregate Market Value at Closing of One Million Dollars ($1,000,000). Such certificates shall be issued in the name of Clay Holding, Top Air having been advised by Clay Equipment that in furtherance of the Distribution, Clay Equipment has authorized the distribution of the Shares, as received, to its sole stockholder, Clay Holding. The certificate(s) representing the Non-Hold-Back Stock will be delivered directly to Clay Holding, and the certificate(s) representing the Hold-Back Stock will be delivered to the Escrow Agent pursuant to Sections 2.04(c) and 3.02.

       2.03  Assumption of Liabilities.  At the Closing, Top Air
             -------------------------
shall assume and agree to pay, discharge or perform, as appropriate, the Assumed Liabilities of Clay Equipment. Such agreement by Top Air shall be evidenced by the Assumption Agreement in the form attached hereto as Schedule 2.03. Unless otherwise
                               -------------
required by law, in no event shall Top Air assume or incur any liability or obligation under this Section 2.03 or under any other provision of the Agreement in respect of any of the following:

             (a) any liabilities or obligations arising out of or in
                 connection with the operation of the Real Estate, including, without limitation, any liability arising out of a breach or violation of any Environmental Laws, and any liability or obligation under or in connection with any other Excluded Asset;

             (b) liabilities or obligations arising out of any
                 breach by Clay Equipment of any provision of any agreement, contract, commitment or lease, including but not limited to liabilities or obligations arising out of Clay Equipment's failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing;

             (c) any product liability or similar claim for injury
                 to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Clay Equipment, or alleged to have been made by Clay Equipment, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Clay Equipment on or prior to the Closing, including without limitation any claim related to damages or personal injury caused as a result of any defective product, the return or replacement of defective products or any claim seeking recovery for consequential damage, lost revenue or income;

             (d) any federal, state or local income or other tax (i)
                 payable with respect to the Business, Assets, properties or operations of Clay Equipment or Clay Holding for any period prior to the Closing Date; or (ii) incident to or arising as a consequence of the negotiation or consummation by Clay Equipment and the transactions contemplated hereby;

             (e) any liability or obligation arising prior to or as
                 a result of the Closing to any employee (including, without limitation, any obligations to employees under the Union Contract), agent or independent contractor of Clay Equipment, whether or not employed by Top Air after the Closing, or under any benefit arrangement with respect thereto;

             (f) any liability or obligation of Clay Equipment or
                 Clay Holding arising prior to the Closing related to any violation of any Environmental Law, whether or not disclosed in any Schedule hereto;

             (g) any liability, damages, costs or expenses arising
                 from or in connection with those matters described on Schedule 4.10;

             (h) the Union Contract; or

             (i) any obligation to the ESOP or to any Plan
                 Participant (including, without limitation, any obligation under, arising from or in any manner related to that certain promissory note made by the

                 ESOP evidencing indebtedness incurred by the ESOP and owing to Clay Equipment).

       2.04  Transactions at Closing.  At the Closing:
             -----------------------

             (a) to the extent not then performed, Clay Holding will
                 amend and terminate the ESOP in accordance with
                 Article XI hereof;

             (b) Clay Equipment will deliver to Top Air full
                 possession of the Transferred Assets and such bill(s) of sale, endorsements, assignments and other good and sufficient instruments of sale, conveyance, transfer and assignment, all containing covenants of general warranty, in form and substance satisfactory to Top Air (including, without limitation, a Bill of Sale and Assignment in the form of Schedule 2.04), as will be required
                                -------------
                 or as may be desirable in the opinion of Top Air's counsel in order to effectively vest in Top Air full, indefeasible, merchantable, legal, equitable and beneficial title to the Transferred Assets with full substitution and subrogation to all rights and actions of warranty, free and clear of all debts, claims, security interests, liens, encumbrances and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature, except for those shown on Schedule
                                                         --------
                 4.04, and will assign the Assigned Contracts to Top
                 ----
                 Air;

             (c) Top Air will deliver the Hold-Back Stock to the
                 Escrow Agent (and Clay Holding will deliver appropriate irrevocable stock powers, fully endorsed in blank, with respect to the Hold-Back
                 Stock) and will deliver the Non-Hold-Back Stock to Clay Holding;

             (d) Top Air will assume the Assumed Liabilities
                 pursuant to an assumption agreement in the form of
                 Schedule 2.04(d);
                 ----------------

             (e) Clay Holding will distribute the Non-Hold-Back
                 Stock to the ESOP, together with an assignment of its rights to receive shares of Hold-Back Stock to the extent and at such time as such shares are distributed to Clay Holding by the Escrow Agent, free of escrow; and

             (f) the parties shall perform all of the other
                 obligations required to be performed by them hereunder on or before the Closing.

III.   ADJUSTMENT; HOLD BACK.
       ---------------------

       3.01  Preclosing Adjustment.  The number of Shares to be
             ---------------------
delivered by Top Air at Closing shall be adjusted upward to reflect one-half of the amount by which the Condemnation Award (excluding the Relocation Expense Award) exceeds the sum of Five Hundred Thousand Dollars ($500,000.00) based on the Market Value of the Shares. By way of illustration only, if the Condemnation Award is $550,000.00, and the Market Value of the Shares is $1.00 per share, 25,000 additional shares be shall delivered by Top Air at Closing ($50,000 times 1/2 divided by $1.00 per share).

       3.02  Hold Back.  To secure the rights of Top Air under
             ---------
Section 10.01 hereof, at the Closing, the shares of Hold-Back Stock shall be deposited with the Escrow Agent, together with separate stock powers endorsed in blank, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement to be executed by the parties hereto and the Escrow Agent.

IV.    WARRANTIES AND REPRESENTATIONS OF CLAY COMPANIES.
       ------------------------------------------------

       Each of the Clay Companies, jointly and severally, hereby represent and warrant to, and covenant and agree with, Top Air as follows:

       4.01   Organization and Standing of Clay Equipment.  Clay
              -------------------------------------------
Equipment is a corporation duly organized, validly existing and is in good standing with respect to the conduct of the Business under the corporate and other laws of the State of Iowa and has all necessary power and authority to own its assets as now owned and to carry on its Business as now being conducted. Clay Equipment is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its Business or the ownership of its property requires Clay Equipment to be so qualified.

       4.02   Organization and Standing of Clay Holding.  Clay
              -----------------------------------------
Holding is a corporation duly organized, validly existing and is in good standing with respect to the conduct of its business under the corporate and other laws of the State of Iowa and has all necessary power and authority to own its assets as now owned and to carry on its business as now being conducted. Clay Holding is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of property by Clay Holding requires it to be so qualified.

       4.03   Authority.  Clay Equipment and Clay Holding each has
              ---------
full power and authority to enter into this Agreement and, subject to the obtaining of the approval of the Transaction by the ESOP Trustee, to consummate the transactions contemplated hereby, which have been duly authorized by all proper and necessary corporate and other action on the part of Clay Equipment and Clay Holding, and, subject to the obtaining of the approval of the ESOP Trustee, no further authorization, consent or approval of Clay Equipment, its board of directors, Clay Holding or its Board of Directors, or of any regulatory body or third party is required as a condition to the validity of this Agreement or to give effect to the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of each of the Clay Companies and is enforceable against them in accordance with its terms.

       4.04   Good Title and Condition of Assets.  Except for the
              ----------------------------------
indebtedness of Clay Equipment to Mercantile Bank of Northern Iowa (the "Bank Debt") pursuant to three promissory notes numbered 9006, 9007 and GP-597,782 in the respective original principal amounts of $485,000, $450,000 and $940,000 and the indebtedness of Clay Equipment to Black Hawk County Economic Development Committee, Inc. (the "County Debt") in the amount of $50,000 and the indebtedness of Clay Equipment to the City pursuant to two promissory notes in the respective principal amounts of $50,000 and $90,000 (the "City Debt") (the Bank Debt, the County Debt and the City Debt are collectively referred to as the "Lender Debt"), all of which indebtedness is secured by the Assets (the "Lender Liens"), as more fully set forth in Schedule 4.04(a), Clay Equipment has good and
                   ----------------
marketable title to and interest in all of the Transferred Assets. Except for the Lender Liens and those liens shown in Schedule
                                                     --------
4.04(a), the Transferred Assets are free and clear of restrictions
- -------
on or conditions to transfer or assignment, and free and clear of all mortgages, conditional sales agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions or restrictions. At Closing, Clay Equipment shall convey to Top Air good and marketable title to and interests in the Transferred Assets, free and clear of all restrictions on or conditions to transfer or assignment, mortgages, conditional sales agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions and restrictions, except for the those liens shown on Schedule 4.04(a). Except as
                                    ----------------
listed on Schedule 4.04(a), all of the tangible personal property
          ----------------
constituting a part of the Transferred Assets is in good operating condition and repair, ordinary wear and tear excepted, and conforms to all applicable laws, ordinances and regulations. Schedule
                                                     --------
4.04(b) sets forth the unpaid principal balance of the Bank Debt,
- -------
the County Debt and the City Debt as of March 31, 1995.

       4.05   Financial Statements.  The consolidated balance sheet
              --------------------
of the Clay Companies at December 31, 1994 and the income and expense statement for the year then ended, audited and reported upon the Accounting Firm, are attached hereto as Schedule 4.05 (the
                                                 -------------
"Financial Statements"). Clay Equipment has provided and will continue to provide Top Air with comparable financial statements for each calendar month concluding with the financial statement for the calendar month immediately preceding the Closing Date (the "Operating Reports"). Except as expressly stated on Schedule 4.05,
                                                     -------------
the Financial Statements and Operating Reports have been and will continue to be prepared in accordance with generally accepted accounting principles and practices consistently applied, are, and will continue to be, accurate and complete, and fairly represent and will continue to fairly represent the financial condition of the Clay Companies and the income, expenses and results of operations of the Clay Companies, for the time period(s) covered thereby, and do not, and will not, omit to state or reflect any material fact concerning the Clay Companies or the Business required to be stated or reflected therein or necessary to make the statements therein not misleading. Clay Equipment has no outstanding or potential unasserted claims, contingent obligations (whether as a guarantor, indemnitor, surety, accommodation party or otherwise), liability for taxes or forward or long-term commitments or obligations, except as set forth in the Financial Statements, the Operating Statements or as set forth in the Schedules to this Agreement.

       4.06   Absence of Changes.
              ------------------

              (a) Since December 31, 1994, there has not been any:

              (i) transaction by Clay Equipment except in the ordinary course of business as theretofore conducted;

              (ii) adverse change in the financial condition, Assets, Business or prospects of Clay Equipment;

              (iii) amendment or termination of any contract, agreement or license to which Clay Equipment is a party, except for the termination of contracts and agreements in the ordinary course of business, none of which are material, individually or in the aggregate, to the continued conduct of the Business of Clay Equipment as heretofore conducted;

              (iv) mortgage, pledge or other encumbrance of, or the granting of any security interest or lien with respect to, any of the Assets; or

              (v) any other event or condition of any character that has had or in the future may have a materially adverse affect on the financial condition, Business, Assets or prospects of Clay Equipment or the Business as heretofore conducted.

              (b) Since December 31, 1994, Clay Equipment has not had any customer account to which Clay Equipment had sales in the Business in excess of $50,000 during the year then ended which ceased doing business with Clay Equipment or advised Clay Equipment that it intended to cease doing business with Clay Equipment or substantially reduce the amount of business it does or proposes to do with Clay Equipment. There are no bids currently outstanding to customers or proposed customers of Clay Equipment.

       4.07   Payment of All Debts and Liabilities.  On or prior to
              ------------------------------------
the Closing Date, Clay Equipment shall have paid or provided for the payment of all accounts, debts, bills and liabilities of Clay Equipment which are or subsequent to the Closing could become a lien or encumbrance on or result in a security interest in the Transferred Assets or otherwise affect the use of the Transferred Assets subsequent to the Closing.

       4.08   No Conflicting Agreements or Orders.  There is no
              -----------------------------------
provision of the Articles of Incorporation or By-laws of Clay Equipment or Clay Holding, or of any mortgage, indenture, lease, contract, security agreement, document, instrument, license or agreement binding on either of the Clay Companies or affecting their properties, or of any federal, state or local law, rule or regulation, which conflicts with or in any way prevents or will be violated by the execution, delivery or carrying out of the terms of this Agreement, the consummation of the Transaction or the Distribution, nor will such execution, delivery or consummation constitute a default, or an event which with the giving of notice or the passage of time, or both, would constitute a default, under any of the foregoing, nor be the grounds for the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any license, permit, franchise, certificate, consent or authorization. The execution, delivery or consummation of this Agreement will not constitute or result in: (a) the creation or imposition of a security interest in or any lien, charge or encumbrance on, or give to others any interest or right in or with respect to, any of the Transferred Assets, or (b) a complete or partial withdrawal from any employer or multi-employer/employee benefit plan under ERISA or any funding deficiency or lien under ERISA or any other law, rule or regulation against the Transferred Assets. Neither of the Clay Companies is subject to any order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator, or federal, state, municipal or other governmental department, bureau, agency or instrumentality which would be violated by the execution, delivery or carrying out of the terms of this Agreement, or the consummation of the Transaction or the Distribution.

       4.09   Compliance.  Except as set forth in Schedule 4.09, Clay
              ----------                          -------------
Equipment has conducted its Business and maintained its properties, including all owned real property and the real property covered by leases, in compliance with, and is not in violation of, applicable laws, rules, regulations and orders of federal, state and local governments and regulatory bodies (including, without limitation, any and all applicable building, zoning and licensing laws, ordinances, regulations or orders affecting the location, size and function of the Assets and all Environmental Laws). Clay Equipment has not received any claim or notice that Clay Equipment has not complied in all respects in the operation of its Business and related properties with such laws, rules and regulations. Clay Equipment has all licenses, permits and consents required to be obtained from federal, state, county or municipal authorities with respect to the ownership or use of the Assets or the operation of the Business or otherwise, a complete list of which is set forth in
Schedule 4.09.
- -------------

       4.10   Litigation.  Except as set forth in Schedule 4.10, no
              ----------                          -------------
suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation is pending or threatened against Clay Equipment, or which otherwise might materially affect the Business or financial condition of Clay Equipment or any of the Assets, Clay Equipment's right to transfer the same, the possession and use thereof or the operation by Top Air of a business similar to that heretofore conducted by Clay Equipment. To the knowledge of Clay Equipment, and except for the contemplated Condemnation Proceeding and without notice to the contrary, there is no basis for any such litigation, proceeding, controversy or investigation. Clay Equipment is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality, nor has the time period of Clay Equipment's compliance with respect to any of the same been extended or stayed. Clay Equipment is not presently a party to any legal action to recover moneys due to Clay Equipment or damages sustained by Clay Equipment.

       4.11   Condition of Clay Equipment.  Since December 31, 1994,
              ---------------------------
Clay Equipment has kept its Business and its organization intact; has kept available the services of its principal managerial and supervisory employees and agents; has maintained the good will of its customers; and has conducted its Business in the same manner as it had been conducted prior to that date.

       4.12   Employment Agreements.  Except as disclosed on Schedule
              ---------------------                          --------
4.12 hereof, Clay Equipment has not entered into, and has no
- ----
obligation or liability with respect to, any employment or consulting agreement, executive compensation plan, collective bargaining agreement, deferred compensation agreement, bonus plan, employee pension plan or retirement plan, employee profit sharing plan, employee stock purchase or stock option plan, severance agreement or any other agreement or arrangement providing for remuneration or benefits to employees or their dependents.

       4.13   Labor Relations.  Clay Equipment has complied with all
              ---------------
applicable laws, rules and regulations relating to the employment of labor, including those relating to wages (including overtime), benefits (including vacation), hours, employee safety or other conditions of employment, collective bargaining and the withholding and payment of taxes. Clay Equipment has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any tax or penalties for failure to comply with the foregoing. Clay Equipment has paid over, and will pay over, to the appropriate governmental agencies or depositories, at the time or times required by law (without any extensions or stays), all "employment taxes" and "withholding taxes." There are no labor disputes, controversies, grievances, strikes, work slowdowns or stoppages, nor are there any proceedings before any court, governmental agency or arbitrator relating to such matters, including unfair labor practice claims, existing, pending or threatened against Clay Equipment or between Clay Equipment and any of its employees or any union representing or claiming to represent any such employees, and except as described in Schedule 4.10, no
                                               -------------
discharge has occurred which forms the basis for any claim of discrimination against Clay Equipment.

       4.14   Taxes.  Except as set forth in Schedule 4.14, Clay
              -----                          -------------
Holding has filed all federal, state and local tax returns and estimates required to be filed by Clay Holding, which returns were filed on a consolidated basis to include Clay Equipment within the times and in the manner prescribed by law. Clay Equipment has delivered to Top Air true and complete copies of the federal income tax returns of Clay Holding for the three (3) years ended December 31, 1992, 1993 and 1994 and the results of the most recent audit of Clay Holding's tax returns, if any, by the Internal Revenue Service and the State of Iowa. There are no pending audits with respect to such returns. No waiver or extension of any filing or payment date or of any statute of limitations with respect to taxes has been requested of or given by Clay Equipment or Clay Holding. No claims have been asserted or threatened for taxes against Clay Equipment, Clay Holding or the Transferred Assets. Clay Equipment and/or Clay Holding have accrued on their books and records all taxes, charges and assessments accruing on the Assets, the Business or the operation thereof which are presently payable. Except as set forth in Schedule 4.14, all taxes which are due and payable or will
   -------------
become due and payable by Clay Holding and by Clay Equipment prior to the Closing Date have been, or prior to the Closing Date will be, paid in full or fully provided for and will be paid by Clay Equipment or Clay Holding.

       4.15   Name of Company.  Clay Equipment is the sole legal
              ---------------
owner of, and uses, those trade names listed on Schedule 4.15
                                                -------------
(collectively, the "Names"), and the use of the Names does not conflict with the rights of others. At Closing, Clay Equipment will assign each of the Names to Top Air. Clay Equipment agrees to change its name immediately following the Closing and thereafter not to use the Name or any name similar to "Clay Equipment Corporation," and consents and agrees to the use of such name by Top Air or any affiliate of Top Air subsequent to the Closing.

       4.16   Inventory.  The inventories contained in the
              ---------
Transferred Assets consist of items of a quality and quantity currently usable and saleable in the ordinary course of business.

None of Clay Equipment's inventories are held by Clay Equipment on consignment from others.

       4.17   Leases.  Except as set forth on Schedule 4.17, no
              ------                          -------------
personal or real property used by Clay Equipment in connection with the Business is held under any lease. Each of the leases identified on Schedule 4.17 is currently in full force and effect.
              -------------
Neither Clay Equipment nor, to the knowledge of Clay Equipment and without notice to the contrary, any other party to such lease is in default, nor to the knowledge of Clay Equipment and without notice to the contrary has any event occurred, nor does any condition exist, which with the giving of notice or the passage of time, or both, would constitute a default thereunder.

       4.18   Insurance.  Clay Equipment has maintained and now
              ---------
maintains (a) "all risk" insurance on the full fair market value of all of the Assets and on its Business, covering property damage by fire or other casualties, and (b) adequate insurance protection against all other liabilities, claims and risks against which it is customary to insure. Clay Equipment has included a true and correct copy of all such insurance policies in Schedule 4.18. All
                                               -------------
such policies of insurance shall be in form and substance satisfactory to Top Air with insurers reasonably recognized as adequate by Top Air and all such policies shall be in such amounts as may be reasonably satisfactory to Top Air.

       4.19   Other Contracts.  Except as listed on Schedule 4.19,
              ---------------                       -------------
Clay Equipment is not a party to, nor is the property of Clay Equipment bound by, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease or any other agreement between Clay Equipment and any third party relating to the Transferred Assets or the Business of Clay Equipment. There is no default of Clay Equipment or event that with notice or lapse of time, or both, would constitute a default nor, to the knowledge of Clay Equipment any default or threatened default by any other party thereto, existing with respect to any of such agreements. Clay Equipment has received no notice that any party to any of such agreements intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements. Clay Equipment is not a party to, nor is Clay Equipment or the Assets bound by, any agreement that is materially adverse to the Assets or the business of Clay Equipment.

       4.20   Documents.  Clay Equipment has furnished to Top Air for
              ---------
its examination: (a) copies of all agreements, policies, leases, and other instruments and documents listed on the Schedules attached hereto and (b) copies of all tax receipts (including receipts for the payment of sales taxes) for all taxes required to be paid by Clay Equipment for three (3) years prior to the Closing Date, each of which shall be in form and substance reasonably acceptable to Top Air.

       4.21   Suppliers.  Attached hereto as Schedule 4.21 is a list
              ---------                      -------------
of the suppliers of goods and services to Clay Equipment as of the date of this Agreement and for the year ended December 31, 1994.

       4.22   Real Property.  Schedule 4.22 contains a complete and
              -------------   -------------
accurate legal description of each parcel of real property owned by or leased to Clay Equipment, including the Real Property. Clay Equipment does not own or lease any real property nor use any real property in the conduct of its Business other than the real property described in Schedule 4.22. The use of such property in
                      -------------
Clay Equipment's Business as heretofore used does not violate or encroach upon the rights of any other party.

       4.23   Customers; Accounts Receivable.
              ------------------------------

              (a) No customer of Clay Equipment accounted for more than 10% of Clay Equipment's sales during the 12 month period ended December 31, 1994. Clay Equipment has provided Top Air with a list of Clay Equipment's customers (the "Closing Customer List") and the amount of purchases of each of them for such period.

              (b) Clay Equipment has delivered to Top Air a current aged list of unpaid accounts receivable owing to Clay Equipment (the "Accounts Receivable Schedule"), and will deliver to Top Air, as of the close of business on the Balance Sheet Date (the "Closing Accounts Receivable") and as of the Closing Date, such updates of the Accounts Receivable Schedule and other information pertaining to the accounts receivable of Clay Equipment, certified as correct by Clay Equipment. The Accounts Receivable Schedule and any such updates thereto or other related information provided to Top Air set forth or will set forth a true and correct list of all Accounts Receivable as of the respective dates thereof. The Accounts Receivable are, and the Closing Accounts Receivable will be, legal, valid and binding claims, do not reflect any goods placed on a consignment or other basis whereby payment is conditional, and are and will be fully collectible in the ordinary course of business in accordance with their terms, without litigation or other collection expenses, within 180 days of the Closing Date at the full face value thereof, and are not subject to any counterclaim or right of set off.

       4.24   ERISA.
              -----

              (a)     List of Plans.  Set forth in Schedule 4.24
                      -------------                -------------
       attached hereto is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of ERISA, whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to or by Clay Equipment or any of its subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 4.24, all employers (whether or not incorporated) which by reason of common control are treated together with Clay Equipment, any of its subsidiaries and/or Clay Holding as a single employer within the meaning of
       Section 414 of the Code.

              (b)     Status of Plans.  Neither Clay Holding nor any
                      ---------------
       of its subsidiaries maintain or contribute to any Employee Benefit Plan subject to ERISA which is not, or in the past has not been, in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or Section 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. Clay Equipment has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of Clay Equipment or any such subsidiaries, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or have withdrawn from any such plan in a manner which could subject it to liability under Sections 4063, 4064 or 4068(f) of ERISA, and know of no facts or circumstances which might give rise to any liability of Clay Equipment or any of its subsidiaries to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against Top Air by the PBGC. Neither Clay Equipment nor any of its subsidiaries have incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4204 of ERISA, to any Employee Benefit Plan which is a "Multiemployer Plan" (as such term is defined in Section 4001(a)(3) of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan.

              Clay Equipment does not maintain any Employee Benefit Plan which is a "Group Health Plan" (as such term is defined in Section 162(i)(3) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 162(k) of the Code and neither Clay Equipment nor any subsidiary are subject to any liability, including, but not limited to, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Neither Clay Holding nor any of its subsidiaries maintain any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities. Neither Clay Equipment nor any of its subsidiaries maintain any Employee Benefit Plan which is an "Employee Welfare Benefit Plan" (as such term is defined in Section 3(l) of ERISA) and have provided any benefit which is a "Disqualified Benefit" (as such term is defined in Section 4976(b) of the Code) for which an excise tax would be imposed.

              (c)     Contributions.  Full payment has been made of
                      -------------
       all amounts of which Clay Equipment is required to pay, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Clay Equipment is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. Clay Equipment has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the term, of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

              (d)     Relationship of Accrued Benefits to Pension
                      -------------------------------------------
       Plan Assets.  As of the date of this Agreement (i) neither
       -----------
       Clay Equipment nor Clay Holding maintains any Employee Benefit Plans which are subject to Title IV of ERISA and which are "Single Employer Plans" (as such term is defined in Section 4001(a)(15) of ERISA); and (ii) using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Clay Equipment and its subsidiaries to all such Employee Benefit Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Multiemployer Plan ended prior to the date hereof, would not exceed $50,000. There has been no material change in the financial condition of any Multiemployer Plan or in any such actuarial assumption or computation method or in benefits under any Multiemployer Plan as a result of collective bargaining or otherwise since the close of each such fiscal year which, individually or in the aggregate, would materially increase such liability.

              (e)     Tax Qualification.  Each Employee Benefit Plan
                      -----------------
       intended to be qualified under section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

              (f)     Compliance with Tax Reform Act of 1986.  Clay
                      --------------------------------------
       Holding and each of its subsidiaries have adopted on a timely basis all amendments to Employee Benefit Plans which are required by the Tax Reform Act of 1986 and all regulations promulgated under the Code.

              (g)     Transactions.  No "Reportable Event" (as such
                      ------------
       term is defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan and neither Clay Equipment nor any of its subsidiaries have engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of their respective directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

              (h)     Triggering Events.  Except as set forth in
                      -----------------
       Schedule 4.24, the execution of, and consummation of the transactions contemplated by, this Agreement do not constitute a triggering event under any Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Clay Equipment or any of its subsidiaries.

              (i)     Other Plans.  Clay Equipment does not presently
                      -----------
       maintain any employee benefit plan or any other foreign
       pension, welfare or retirement benefit, plan other than those listed in Schedule 4.24. Any foreign pension, welfare or
                 -------------
       retirement benefit plans listed in Schedule 4.24 are in
                                          -------------
       compliance with applicable law.

              (j)     Documents.  Clay Holding and Clay Equipment
                      ---------
       have delivered or caused to be delivered to Top Air and its counsel true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under
       Section 401(a) or tax-exempt under Section 501(a) of the Code and (ii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

       4.25   Environmental.
              -------------

              (a) The operations and activities of Clay Equipment comply, and have in the past complied, in all respects, with all Environmental Laws and Regulations. There are no pending or currently proposed changes to any Environmental Laws and Regulations which, when implemented or effective, would have a material adverse effect on the operations of Clay Equipment or the Business.

              (b) Clay Equipment has obtained and is and has been in full compliance with all requirements, permits, licenses and other authorizations which are required with respect to Clay Equipment's operations, as well as the transactions contemplated hereby under all Environmental Laws and Regulations. Schedule 4.25 lists each such permit, license or
                     -------------
       other authorization. There are no other such permits, licenses or other authorizations which are required by any Environmental Laws and Regulations to be obtained after the Closing.

              (c) There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the knowledge of Clay Equipment, threatened against Clay Equipment relating in any way to any Environmental Laws and Regulations except as shown in Schedule
                                                             --------
       4.25.
       ----
              (d)     Except as shown in Schedule 4.25, Clay
                                         -------------
       Equipment has not caused or experienced any past or present events, conditions, circumstances, plans or other matters which: (i) are not in compliance with all Environmental Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, notice of violation or investigation based on or relating to Hazardous Materials including, without limitation, such matters relating to any property owned, leased or utilized by Clay Equipment; (iii) arise from inventory of or waste from Hazardous Materials; or (iv) arise from any off-site disposal, release or threatened release of Hazardous Materials.

              (e) No asbestos, polychlorinated biphenyls or lead-based paints are on the Real Property or any other real property or in any building owned, operated, leased or
       utilized by Clay Equipment except as shown in Schedule 4.25.
                                                     -------------

              (f) No past or present employee of Clay Equipment has been exposed to any Hazardous Material owned, produced or utilized except as is anticipated in the normal operation of the Clay Equipment.

              (g)     Except as shown in Schedule 4.25, Clay
                                         -------------
       Equipment, has not received any notice or indication from any governmental agency or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by, used, stored, treated, or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials. Clay Equipment is not aware of any facts which might give rise to such notice.

              (h)     Except as shown in Schedule 4.25, no
                                         -------------
       underground tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously owned, operated, leased or utilized by Clay Equipment.

              (i)     Schedule 4.25 contains a complete description
                      -------------
       of all environmental investigations, assessments, audits, studies, tests and related materials in possession of Clay Equipment, or known to Clay Equipment to exist, which relate to the current or prior operations of Clay Equipment or any real property now or previously owned, operated or utilized by Clay Equipment and Clay Equipment has delivered to Top Air copies of all of the above.

       4.26   ESOP Participant.  Schedule 4.26 contains the name of
              ----------------   -------------
each Plan Participant as of the date hereof (whether or not currently employed by either of the Clay Companies) and indicates as to each Plan Participant the number of shares of Clay Holding common stock allocated to such Plan Participant and the state in which such Plan Participant resides.

       4.27   No Misrepresentation.  No representation or warranty
              --------------------
made by either Clay Equipment or Clay Holding in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

V.     REPRESENTATIONS AND WARRANTIES OF TOP AIR.
       -----------------------------------------

       Top Air hereby represents and warrants to, and covenants and agrees with, each of the Clay Companies as follows:

       5.01   Organization and Standing of Top Air.  Top Air is an
              ------------------------------------
Iowa corporation, validly existing and in good standing under the laws of the State of Iowa.

       5.02   Binding Agreement.  This Agreement constitutes, and
              -----------------
each other instrument to be executed and delivered by Top Air in accordance herewith will constitute, when executed and delivered pursuant hereto, the valid and legally binding obligations of Top Air.

       5.03   Agreement Within Authority.  The execution and delivery
              --------------------------
of this Agreement by Top Air, the consummation of the transactions contemplated hereunder and the performance by Top Air of this Agreement and the agreements and instruments which are executed and delivered in connection herewith in accordance with each of their terms will not (a) violate the Articles of Incorporation or Bylaws of Top Air, or (b) violate any judgment, order, writ, injunction, decree or demand against Top Air of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

       5.04   No Conflicting Agreements or Orders.  No approval or
              -----------------------------------
consent of any foreign, federal, state, county, local or other governmental or regulatory body is required as a condition to the validity of this Agreement or to give effect to the transactions contemplated hereby.

       5.05   Corporate Action.  The execution and delivery of this
              ----------------
Agreement by Top Air and the performance of all acts contemplated to be performed by it hereunder have been duly authorized by all necessary corporate action. Top Air has duly executed and delivered this Agreement and the agreements or instruments which are executed in connection herewith.

       5.06   No Conflict.  The execution and delivery of this
              -----------
Agreement and each other instrument to be executed by Top Air in accordance herewith and the consummation of the transactions contemplated herein by Top Air will not conflict or be inconsistent with or result in the termination of or constitute a breach of or default under the terms of any indenture, mortgage, deed of trust, covenant, agreement or other instrument to which Top Air is a party or to which its property is subject.

       5.07   No Misrepresentation.  No representation or warranty
              --------------------
made by Top Air in this Agreement or any Exhibit or Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

       5.08   Shares Validly Issued.  The Shares, when issued
              ---------------------
pursuant to and as contemplated by the Agreement in exchange for the Transferred Assets, will be validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and restrictions, except as contemplated herein.

VI.    COVENANTS OF TOP AIR.
       --------------------

       6.01   Information.  In the event the Transaction is not
              -----------
consummated for any reason, all copies of non-public proprietary documents and information provided to Top Air by Clay Equipment or Clay Holding hereunder shall be returned to Clay Equipment by Top Air, and Top Air shall maintain the same in confidence and shall not disclose or utilize the same except with the consent, or for the benefit, of Clay Equipment.

       6.02   Satisfaction of Assumed Liabilities.  After Closing,
              -----------------------------------
Top Air shall pay, perform and discharge, and shall indemnify Clay Equipment with respect to, the Assumed Liabilities and shall promptly pay any amount thereof determined to be due. Top Air, however, shall have the right to contest in good faith any of such Assumed Liabilities, and Clay Equipment shall cooperate fully with Top Air in connection with any such contest. In the event that Top Air does so contest any of the Assumed Liabilities, Top Air will bear the cost, expense and liability reasonably incurred by Clay Equipment in connection therewith, including but not limited to reasonable attorneys' fees.

       6.03   Recognition of Collective Bargaining Unit.  After
              -----------------------------------------
Closing, Top Air covenants and agrees to recognize Local 1728 of the International Association of Machinists and Aerospace Workers as the Bargaining Agent of the same group of employees who are presently included in the Bargaining Unit of Clay Equipment.

       6.04   Credit for Prior Service.  After Closing, Top Air
              ------------------------
covenants and agrees with respect to employees of Clay Equipment employed by Top Air to recognize service with Clay Equipment for purposes of participation, vesting and for all other purposes under Top Air employee benefit plans.

       6.05   Rollover of 401(k) Accounts.  After Closing, Top Air
              ---------------------------
covenants and agrees that all employees of Clay Equipment who have accounts in the Clay Equipment Corporation 401(k) Plan will be given the opportunity to roll their accounts into the Top Air Manufacturing 401(k) Plan.

VII.   COVENANTS OF CLAY COMPANIES PENDING CLOSING.
       -------------------------------------------

       Pending Closing, each of the Clay Companies, jointly and severally, covenant and agree as follows:

       7.01   Access to Information.  Top Air and its counsel,
              ---------------------
accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, agreements and documents of or relating to the Business. Clay Equipment shall furnish or cause to be furnished to Top Air and its counsel, accountants and representatives all data and information concerning the operations, finances and assets of Clay Equipment requested by Top Air, including, without limitation, the updating of any of the Schedules attached hereto.

       7.02   Maintain Properties.  Clay Equipment shall maintain the
              -------------------
Assets on a current basis and in customary repair, order and condition.

       7.03   Maintain Organization.  Clay Equipment shall keep its
              ---------------------
organization intact, keep available the services of its employees and maintain the relationship and goodwill of its customers.

       7.04   Regular Course of Business.  Clay Equipment shall not,
              --------------------------
without the prior written consent of Top Air, purchase, sell or otherwise dispose of any property or assets, or incur any liability, obligation or commitment or engage in any activity or transaction, except in the regular and customary course of business.

       7.05   Insurance.  Clay Equipment shall cause its policies of
              ---------
insurance relating to the Business and the Assets of Clay Equipment to continue to be kept in full force and effect and will refrain from taking any action which impairs the continued insurability of the Transferred Assets or the Business.

       7.06   Employees.  Without the prior written consent of Top
              ---------
Air, Clay Equipment will not, and will not agree to, enter into or amend any representation, employment or compensation agreement or grant any increase or change in the salaries or other compensation or benefits payable or to become payable by Clay Equipment to any officer, employee, sales agent or representative of Clay Equipment.

       7.07   Business Changes.  Clay Equipment will not do or agree
              ----------------
to do any of the following without the prior written consent of Top
Air:

              (a)     Enter into any contract, commitment or
       transaction not in the usual and ordinary course of Clay
       Equipment's Business as heretofore conducted;

              (b)     Make any material capital expenditure; or

              (c) Agree to, modify, amend, cancel or terminate any of its existing contracts or agreements.

       7.08   Consents.  As soon as reasonably practical after the
              --------
execution and delivery of this Agreement, and in any event on or before the Closing Date, Clay Equipment will obtain the written consent of all persons whose consent to the execution of, and closing of the transactions contemplated by, this Agreement is required, in form and substance acceptable to Top Air; and Clay Equipment will furnish Top Air original executed copies of such consents as they are obtained.

       7.09   Environmental Audit.
              -------------------

              (a) Clay Equipment, at its sole cost, shall cause to be performed a phase 1 environmental audit and such additional environmental audits as indicated by the phase 1 audit as being necessary and appropriate (collectively, "Audits") of the Business and Real Property. In the course of the Audits, Top Air shall conduct such due diligence inquiries, which it deems necessary to satisfy itself regarding the environmental conditions of Clay Equipment's operations and facilities. Clay Equipment shall allow Top Air access to Clay Equipment's facilities, files and personnel and will cooperate fully with Top Air in regard to Top Air's environmental inquiries.

              (b) All environmental information, data, results, audits, studies, reports, and plans, including but not limited to the Audits, and any drafts thereof, shall be held in strictest confidence by the parties, their affiliates, partners, employees, officers, directors, agents, and contractors, and shall not be released or disclosed without the prior written consent of Clay Equipment.

VIII.         CONDITIONS PRECEDENT TO OBLIGATIONS OF TOP AIR.
              ----------------------------------------------

       The obligations of Top Air hereunder are subject to fulfillment (or waiver by Top Air), prior to or on the Closing
Date, of the following conditions:

       8.01   No Adverse Change.  There shall have been no adverse
              -----------------
change in or loss or damage to the Transferred Assets or the Business of Clay Equipment as heretofore conducted.

       8.02   Representations, Warranties and Agreements of Clay
              --------------------------------------------------
Equipment.  The representations, warranties, covenants and
- ---------
agreements of Clay Equipment and Clay Holding herein shall be true and not breached as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by Clay Equipment and Clay Holding as of the Closing Date, and all of the obligations of Clay Equipment and Clay Holding hereunder shall have been duly performed.

       8.03   Opinion of Counsel.  Top Air shall have received the
              ------------------
favorable opinion of counsel for the Clay Companies, dated as of the Closing Date, in the form of Schedule 8.03 and otherwise in
                                 -------------
form and substance reasonably satisfactory to Top Air and Top Air's counsel. In rendering such opinion, counsel for the Clay Companies may rely on written certificates of the chief executive officer or the chief financial officer of Clay Equipment and Clay Holding and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of counsel with the knowledge and consent of the chief executive officer or the chief financial officer of Clay Equipment and/or Clay Holding.

       8.04   Absence of Litigation.  No action, suit or proceeding
              ---------------------
before any court or any governmental body or authority pertaining to the Transaction or Distribution or to their consummation or to the Assets or the Business of Clay Equipment shall have been instituted or threatened on or before the Closing Date except as detailed in Schedule 4.10.
            -------------

       8.05   Corporate Approval.  The execution and delivery of this
              ------------------
Agreement by Clay Equipment and Clay Holding and the performance of their respective covenants and obligations under it, shall have been duly authorized by all necessary corporate and other action of Clay Equipment and Clay Holding, and the ESOP Trustee shall have approved the Transaction by voting a majority of the outstanding shares of Clay Holding common stock in favor thereof, and Top Air shall have received copies of all resolutions pertaining to such authorization and approval, certified by the Secretary of Clay Equipment, the secretary of Clay Holding and the ESOP Trustee.

       8.06   Consents.  All necessary agreements, approvals and
              --------
consents (including, without limitation, the approval of the ESOP Trustee) of any parties to the consummation of the Transaction and other transactions by the Clay Companies contemplated by this Agreement, the Distribution or otherwise pertaining to the related matters covered by this Agreement related to the Clay Companies, shall have been obtained by the Clay Companies and delivered to Top Air.

       8.07   Officers' Certificate.  Top Air shall have received a
              ---------------------
certificate, dated the Closing Date, signed and verified by the Chief Executive Officer and Chief Financial Officer of each of Clay Equipment and Clay Holding certifying, in the form of Schedule 8.07
                                                      -------------
hereto, that the conditions specified in this Article VIII have been fulfilled.

       8.08   Approval of Documents.  The form and substance of all
              ---------------------
certificates, instruments, opinions and other documents delivered to Top Air under this Agreement shall be satisfactory to Top Air and its counsel.

       8.09   Casualty Loss.  The Business shall not have been
              -------------
curtailed or interrupted by, and the Transferred Assets shall not have been affected by, any loss, destruction or damage due to fire or other casualty unless, if any such destruction or damage shall have occurred, Top Air shall have determined that such loss, destruction or damage is not of such nature as to curtail or interrupt the Business of Clay Equipment or determined that available insurance proceeds are sufficient to repair or replace any damaged or lost Transferred Assets and Clay Equipment shall have assigned the proceeds of any such insurance to Top Air, which Clay Equipment agrees to do upon the request of Top Air.

       8.10   Satisfactory Review of Clay Equipment's Business and
              ----------------------------------------------------
the Assets; Inspections.  Top Air shall have been given access to
- -----------------------
and been permitted to review the Assets, the Business of Clay Equipment and such other information as shall have been requested by Top Air, and Top Air shall be satisfied, in its sole discretion, with the physical, operating and financial condition of the Assets and the Business of Clay Equipment.

       8.11   Dissenters' Rights.  No person entitled to appraisal or
              ------------------
dissenters' rights shall have asserted such rights.

       8.12   Temporary Lease of Real Property.  Clay Equipment shall
              --------------------------------
have entered into a lease agreement with Top Air for the occupancy by Top Air of the Real Property in order for Top Air to operate the Transferred Assets pending occupancy of the New Facility.

       8.13   Evidence of Condemnation Award.  If not received prior
              ------------------------------
to Closing, Clay Equipment shall have delivered to Top Air evidence satisfactory to Top Air of the agreement and obligation of the City with respect to the amount and payment of the Condemnation Award in an amount of not less than $500,000.

       8.14   Evidence of New Plant Lease.  Clay Equipment shall have
              ---------------------------
delivered to Top Air evidence satisfactory to Top Air of the commitment of the City and/or other governmental authority to build the New Facility and to enter into a lease of the New Facility with Top Air, all on terms and conditions satisfactory to Top Air.

       8.15   Refinancing of Lender Debt.  Top Air shall have secured
              --------------------------
the binding commitment of a financial institution to refinance the Lender Debt on terms satisfactory to Top Air.

       8.16   Minimum Equity.  The stockholder's equity, as shown on
              --------------
the Closing Balance Sheet and determined in accordance with Section 15.20, is not less than the Minimum Equity.

       8.17   Environmental Audit.  Top Air shall have received
              -------------------
delivery of the Audits described in Section 7.09, and in its sole and exclusive judgment, the information revealed by the Audits satisfies Top Air that the use or condition of the Real Property or the Assets poses no material health or safety hazard, or that the actual or potential financial exposure for clean up or other remedial costs would not be material, regardless of who would be responsible for such hazards or the cleanup and other costs.

       8.18   Approval by ESOP Trustee.  Top Air shall have been
              ------------------------
advised by the ESOP Trustee to the effect that all of the matters referred to in Section 9.08 have occurred.

       8.19   Roll-Over of Shares.  Plan Participants entitled to the
              -------------------
distribution of more than ten percent (10%) of the Shares shall have failed to direct the ESOP Trustee as described in Section
11.01(a)(i).

       8.20   Accountants' Letter.  Top Air shall have obtained the
              -------------------
advice in writing of the Accounting Firm that the Transaction shall be accounted for as a purchase transaction, which advice shall not have been withdrawn as of the Closing Date.

IX.    CONDITIONS PRECEDENT TO OBLIGATIONS OF CLAY EQUIPMENT.
       -----------------------------------------------------

       The obligations of Clay Equipment hereunder are conditioned upon the fulfillment (or waiver by Clay Equipment), prior to or at the Closing Date, of the following:

       9.01   Representations, Warranties and Agreements of Top Air.
              -----------------------------------------------------
The representations, warranties, covenants and agreements of Top
Air contained herein shall be true and not breached at and as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by Top Air at and as of such time, and all of the obligations of Top Air hereunder shall have been duly performed.

       9.02   Opinion of Counsel.  Clay Equipment shall have received
              ------------------
the favorable opinion of counsel for Top Air, dated as of the
Closing Date, in the form of Schedule 9.02 and otherwise in form
                             -------------
and substance satisfactory to Clay Equipment and Clay Equipment's counsel. In rendering their opinion, counsel for Top Air may rely on written certificates of the officers of Top Air and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of Top Air's counsel with the knowledge and consent of such officers.

       9.03   Performance of Assumed Liabilities.  Top Air shall have
              ----------------------------------
assumed and agreed to perform the Assumed Liabilities from and after the Closing Date, as provided in Sections 2.03, 2.04 and 6.02.

       9.04   Corporate Approval.  The execution and delivery of this
              ------------------
Agreement by Top Air and the performance of Top Air's respective covenants and obligations under it, shall have been duly authorized by all necessary corporate and other action of Top Air, and Clay Equipment shall have received copies of all resolutions pertaining to such authorization, certified by the Secretary of Top Air.

       9.05   Consents.  All necessary agreements and consents of any
              --------
parties to the consummation of the transactions by Top Air contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Top Air and delivered to Clay Equipment.

       9.06   Top Air's Certificate.  Clay Equipment shall have
              ---------------------
received a certificate, dated the Closing Date, signed and verified by Top Air's chief executive officer and chief financial officer certifying, in the form of Schedule 9.06 hereto, that the
                           -------------
conditions specified in this Article IX (except for Section 9.08) have been fulfilled.

       9.07   Approval of Documents.  The form and substance of all
              ---------------------
certificates, instruments, opinions and other documents delivered to Clay Equipment under this Agreement shall be satisfactory to Clay Equipment and its counsel.

       9.08   Approval by ESOP Trustee.  Clay Equipment shall have
              ------------------------
been advised in writing by the ESOP Trustee that (i) the Proxy Material was mailed to all ESOP Participants at least ten days prior to the Special Meeting, (ii) the Special Meeting was duly held, (iii) pursuant to the Special Meeting, the ESOP Trustee was directed to vote in excess of a majority of the allocated shares held by the ESOP in favor of the transactions contemplated hereunder, (iv) the ESOP Trustee has voted a majority of the outstanding shares of the Clay Holding common stock in favor of and for the approval of the Transaction, and (v) as a result of the foregoing, the Transaction has been approved by the shareholders of Clay Holding.

       9.09   Registration of Shares.  The Registration Statement
              ----------------------
shall have been declared effective by the Securities and Exchange
Commission and no stop order shall be in effect.

X.     INDEMNIFICATION
       ---------------

       This Article sets forth the respects in which Top Air shall be indemnified by the Clay Companies in the event Top Air shall become obligated or liable for, or shall discharge, obligations or liabilities of Clay Equipment and/or in the event of any misrepresentation or breach of warranty or agreement on the part of either of the Clay Companies hereunder, and the respects in which Clay Equipment shall be indemnified by Top Air in the event Clay Equipment shall become obligated for, or shall discharge, any liabilities of Top Air in the event of any misrepresentations or breach of warranty or agreement on the part of Top Air hereunder.

       10.01  Indemnification of Top Air by the Clay Companies.
              ------------------------------------------------

              (a)  Representations, Warranties, Covenants and
                   ------------------------------------------
       Agreements.  Each of the Clay Companies, jointly and
       ----------
       severally, agree to indemnify Top Air and hold Top Air harmless against any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with any representation or warranty made by either of the Clay Companies not being complete, accurate and true at the date of this Agreement and on the Closing Date or the failure by either of the Clay Companies to fulfill and fully perform each covenant or agreement on the part of either of the Clay Companies under this Agreement or under any other instrument or document executed and delivered by either of the Clay Companies in connection with the transactions contemplated hereby, as any of the same may be amended from time to time.

            (b)  Failure to Discharge Liabilities.  Each of the Clay
                 --------------------------------
       Companies, jointly and severally, agree to indemnify Top Air and hold Top Air harmless against any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with: (i) any transferee liability law (other than the unemployment compensation experience rating of former employees of either of the Clay Companies), (ii) any payment or performance made by Top Air to any third party in order to perform or discharge fully or partially any liability or obligation of Clay Equipment (except for the Assumed Liabilities), which Top Air shall have the option or be required to do, (iii) any judgment or other circumstances pursuant to which Top Air may be held liable or accountable for, or the Transferred Assets to be acquired hereunder may be charged in respect of, any liability or obligation of Clay Equipment other than the Assumed Liabilities, (iv) the presence of contaminants, pollutants and other harmful substances in the premises subject to any lease or occupancy assumed by Top Air hereunder, and (v) the noncompliance by Clay Equipment with any Environmental Laws.

            (c)  Remedies Not Exclusive.  The rights and remedies of
                 ----------------------
       Top Air provided for in this Article or otherwise in this Agreement shall be deemed to be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by terms of other provisions of this Agreement or at law or in equity or otherwise, which may exist on the part of Top Air by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of Clay Equipment or Clay Holding. Such rights and remedies shall be cumulative and may be exercised at any time or from time to time, and any failure or delay of Top Air in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of Top Air. In addition to any other rights and remedies of Top Air hereunder or otherwise, any amounts due and payable to Top Air by reason of the obligations of Clay Equipment and/or Clay Holding to indemnify Top Air and hold Top Air harmless hereunder shall be subject to a right of setoff and reduction on the part of Top Air against any amounts due and payable by Top Air to Clay Equipment hereunder or under any other agreement, at the discretion and designation of Top Air, in whole or in part.

       10.02  Indemnification of Clay Equipment by Top Air.
              --------------------------------------------

              (a)  Representations, Warranties, Covenants and
                   ------------------------------------------
       Agreements.  Top Air agrees to indemnify Clay Equipment and
       ----------
       hold Clay Equipment harmless against any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with any representation or warranty made by Top Air not being complete, accurate and true at the date of this Agreement and on the Closing Date or the failure by Top Air to fulfill and fully perform each covenant or agreement on the part of Top Air under this Agreement (including, but not limited to, Top Air's failure to discharge the Assumed Liabilities as and when they become due) or under any other instrument or document executed and delivered by Top Air in connection with the transactions contemplated hereby, as any of the same may be amended from time to time.

            (b)  Remedies Not Exclusive.  The rights and remedies of
                 ----------------------
       Clay Equipment provided for in this Article or otherwise in this Agreement shall be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by the terms of other provisions of this agreement or at law or in equity or otherwise, which may exist on the part of Clay Equipment by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of Top Air hereunder. Such rights or remedies may be exercised at any time or from time to time, and any failure or delay of Clay Equipment in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of Clay Equipment.

       10.03  Notice to Indemnifying Party.  In the event that any
              ----------------------------
party may be entitled to, or intends to assert a claim for, indemnification hereunder, not later than thirty (30) days after actual notice of any claim or the filing of any action giving rise to such claim for indemnification, the indemnified party will, if a claim in respect thereof is to be made against another party or parties hereto, notify the indemnifying party or parties thereof. In case any action is threatened or brought against any indemnified party, and it notifies the indemnifying party or parties thereof, the indemnifying party or parties will be entitled to participate in or assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice of its election to assume the defense thereof, the indemnifying party or parties will no longer be liable for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall be entitled at all times to participate in the defense of any such action at its own cost.

XI.    AMENDMENT AND TERMINATION OF THE ESOP.
       -------------------------------------

       To effect the Distribution, the Clay Companies will cause the ESOP to be amended and, contemporaneously with the Closing, to be terminated and, subject to Section 3.02, the Shares to be distributed to the Plan Participants, all in accordance with this
Article XI.

       11.01  Amendment to ESOP.  At or prior to Closing, the Clay
              -----------------
Companies will cause the ESOP to be amended so as to provide that upon the termination thereof: (a) with respect to each Plan Participant entitled to distribution of the ESOP assets, including the Shares (initially consisting of the Non-Hold-Back Stock), such Plan Participant shall either (i) direct the ESOP Trustee in writing to distribute or "roll-over" his or her ESOP assets to an "Eligible Retirement Plan" (as defined in Section 402(c)(8)(B) of the Code), or (ii) make payment to the ESOP Trustee of the amount required to be withheld for federal tax purposes in respect of the ESOP assets being distributed to such Plan Participant (currently, 20% of the value of such ESOP assets); (b) for a period of one year following the Closing Date, none of the Shares distributed to a Plan Participant or his or her Eligible Retirement Plan will be transferable or assignable without the prior written consent of Top Air, except by operation of law, in which case such transfer or assignment shall not affect the restrictions of this clause (b) on such Shares in the hands of the transferee or assignee, who will hold such Shares subject to such restrictions and the certificates evidencing the Shares will contain an appropriate legend thereon, and (c) such other amendments reasonably deemed necessary by Top Air in order to carry out the intent of this Article XI.

       11.02  Termination of the ESOP.  On or before the Closing, the
              -----------------------
Clay Companies will cause the ESOP to be terminated. In addition to the distribution of the Non-Hold-Back Stock and other ESOP assets, if any, pursuant to Section 11.01(a), the ESOP will assign its rights to the Plan Participants with respect to the Hold-Back Stock so as to require the ESOP to distribute all shares of Hold-Back Stock in accordance with Section 11.01(a) when, and to the extent, received by it pursuant to the Distribution.

XII.   SPECIAL MEETING OF STOCKHOLDERS.
       -------------------------------

       In order to satisfy the condition to Closing that the Transaction be approved by the ESOP Trustee, the Special Meeting will be held pursuant to this Article XII.

       12.01  Preparation of Proxy Materials.  Promptly following the
              ------------------------------
execution of this Agreement, Top Air, with the assistance of the Clay Companies, shall prepare the Proxy Materials which will constitute the prospectus of Top Air and the proxy or information statement of Clay Holding included in the Registration Statement.

       12.02  The Holding of the Special Meeting.  Upon the
              ----------------------------------
effectiveness of the Registration Statement, Clay Holding shall mail or cause to be mailed the Proxy Material to the ESOP Trustee and each of the Plan Participants at least ten days prior to the date of the Special Meeting, and shall cause the Special Meeting to be duly held and a vote taken thereat for the approval of the Transaction. The Board of Directors of Clay Holding shall recommend the approval of the Transaction and shall use its best efforts to obtain such approval. Clay Holding shall not permit any matter to be submitted for shareholder action at the Special Meeting, other than as contemplated hereunder, without the prior written consent of Top Air.

XIII.   REGISTRATION STATEMENT.
        ----------------------

        13.01 Preparation and Filing of Registration Statement.
              ------------------------------------------------
Promptly after the execution hereof, Top Air shall prepare and file as soon as reasonably practicable with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") for the registration of the Shares under the Securities Act in connection with the Transaction and the Distribution.

        13.02 Blue Sky Requirements.  Top Air shall take any action
              ---------------------
required to be taken under any applicable state Blue Sky or securities laws in connection with the issuance of the Shares and the Distribution thereof.

XIX.   CLOSING AND RISK OF LOSS.
       ------------------------

       14.01  Place and Time.  The Closing shall take place on the
              --------------
Closing Date at the offices of Top Air, 406 Highway 20 and Dudley
Road, Parkersburg, Iowa 50665, or at such other place as may be agreed upon by Top Air and Clay Equipment.

       14.02  Risk of Loss.  The entire risk of loss with respect to
              ------------
the Transferred Assets will remain on Clay Equipment until the transactions contemplated hereby are closed.

       14.03  Simultaneous Performance.  None of the transactions
              ------------------------
described in Article II will occur unless all such transactions occur.

       14.04  Transfer of Possession.  Possession of the Transferred
              ----------------------
Assets shall be delivered to Top Air at Closing.

XV.    MISCELLANEOUS.
       -------------

       15.01  No Commission.  All negotiations on behalf of Clay
              -------------
Equipment and Top Air, respectively, relative to this Agreement and the transactions contemplated hereby have been carried on by Clay Equipment and Top Air directly between Clay Equipment and Top Air and without the intervention of any third party, either as the result of any action of Clay Equipment or Top Air, or otherwise, to the knowledge of Clay Equipment or Top Air, in such manner as to give rise to any valid claim against Clay Equipment or Top Air for a finders' fee, brokerage commission or other like payment.

       15.02  Survival of Representations and Warranties.  The
              ------------------------------------------
representations and warranties of Top Air and the Clay Companies, respectively, contained herein shall survive the Closing, regardless of any investigations made by or on behalf of or any disclosure to Top Air or Clay Equipment, for two (2) years following the Closing Date.

       15.03  Change of Name.  Immediately following the Closing,
              --------------
Clay Equipment shall change its name to a name other than Clay
Equipment Corporation or any portion thereof or any name similar thereto.

       15.04  Incorporation of Schedules.  The Schedules hereto shall
              --------------------------
be deemed to be incorporated in and form a part of this Agreement.

       15.05  Further Assurances.  Each of the parties agrees to do,
              ------------------
execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, instruments, documents, deeds and assurances as shall be required in order to carry out this Agreement and give effect hereto.

       15.06  No Assumption of Clay Equipment's Liabilities.  EXCEPT
              ---------------------------------------------
FOR THE ASSUMED LIABILITIES, TOP AIR DOES NOT HEREBY, OR OTHERWISE, ASSUME OR AGREE TO DISCHARGE OR PERFORM ANY LIABILITY OR OBLIGATION OF CLAY EQUIPMENT, AND NO SUCH ASSUMPTION OF ANY LIABILITY OF CLAY EQUIPMENT SHALL ACCRUE TO TOP AIR BY OPERATION OF LAW OR OTHERWISE.

       15.07  Transfer Taxes.  All sales, transfer, excise and other
              --------------
taxes, if any, payable by reason of the transactions contemplated hereunder shall be paid by Clay Equipment.

       15.08  Notices.  Any notice, consent, request, claim or other
              -------
communication hereunder shall be in writing and shall be deemed to have been duly given at the time of mailing by United States Certified, Registered or Express mail, or by next business day courier (for example, Federal Express) postage or charges prepaid, addressed as follows:

              If to Top Air:

                 Steven R. Lind, President
                 Top Air Manufacturing, Inc.
                 406 Highway 20
                 Parkersburg, Iowa 50665
              with a copy to:

                 Robert H. Wexler, Esq.
                 Gallop, Johnson & Neuman, L.C.
                 16th Floor
                 101 South Hanley Road
                 St. Louis, Missouri  63105

              If to Clay Equipment:

                 Leonard J. Hare , President
                 Clay Equipment Corporation
                 101 Lincoln Street, Box 729
                 Cedar Falls, Iowa

              with a copy to:

                 John C. Larsen, Esq.
                 Redfern, Mason, Dieter, Larsen & Moore
                 315 Clay Street
                 Cedar Falls, Iowa 50613

or to such other address as any party may designate by written notice hereunder.

       15.09  Entire Agreement.  This Agreement embodies the entire
              ----------------
Agreement between the parties, and no representations, inducements, promises or other agreements, oral or otherwise, not embodied herein, shall be of any force or effect. This Agreement may not be modified or terminated except in writing signed by the parties hereto.

       15.10  Designation of Top Air as Agent.  Clay Equipment hereby
              -------------------------------
designates and constitutes Top Air, its officers and agents, as agents and attorneys-in-fact of Clay Equipment, with power (for the purposes of collecting sums due to the Top Air hereunder, or for sales made by Top Air subsequent to Closing) to sign and endorse the name of Clay Equipment and transfer all checks, drafts, notes, money orders and other instruments that may come into the possession of Top Air, granting to Top Air, its officers and agents, full power to do any and all things necessary to be done as fully and effectively as Clay Equipment might or could do, in order to give effect to this Agreement subsequent to the Closing, hereby ratifying all that Top Air, its officers and agents, shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be deemed to be coupled with an interest and shall be irrevocable.

       15.11  Binding Effect.  This Agreement shall be binding upon
              --------------
and inure to the benefit of the parties and their respective successors and assigns.

       15.12  Third Parties.  Nothing contained in this Agreement or
              -------------
in any instrument or document executed by any party hereto in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person, firm or corporation that is not a party hereto.

       15.13  Expenses of the Parties.  All expenses involved in the
              -----------------------
preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and no other party shall have any liability in respect thereof.

       15.14  Counterparts.  This Agreement may be executed
              ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

       15.15  Iowa Law to Govern.  This Agreement shall be governed
              ------------------
by and interpreted and enforced in accordance with the internal laws of the State of Iowa, without regard to its conflicts of law provisions or interpretations.

       15.16  Headings.  The headings in the Articles and Sections of
              --------
this Agreement are inserted for convenience only and shall not constitute a part hereof.

       15.17  Publicity.  Neither of the parties shall issue, or
              ---------
permit any of its representatives to issue, any report, statement or release or otherwise publicly disclose any information concerning this Agreement and the transactions contemplated hereby or by any ancillary agreement, or consummated pursuant hereto or thereto, without the prior written consent of the other party. Nothing contained herein shall prevent any party to this Agreement from furnishing any required information to any governmental entity or complying with its legal or contractual obligations, in each case in the opinion of counsel to such party. Top Air and Clay Equipment shall, as soon as practicable following the execution hereof, prepare a joint press release regarding this transaction to be delivered to the news media.

       15.18  Mail and Communications.  After the Closing, each party
              -----------------------
will promptly deliver to the other party the original of any mail or other communication received by that party but pertaining to the business of the other party.

       15.19  Allocation of Purchase Price.  The Purchase Price shall
              ----------------------------
be allocated among the Assets in accordance with the provisions of
Schedule 15.19 attached hereto.  Each party agrees that it will
- --------------
file IRS Form 8594, reporting the allocation of the Purchase Price to the Internal Revenue Service ("IRS") in accordance with Schedule
                                                           --------

15.19, and will not take any position that varies from or is
- -----
inconsistent with such allocation in any other filing made by such party with the IRS or any other governmental entity.

       15.20  Review of Closing Balance Sheet.  In order to determine
              -------------------------------
whether or not the Minimum Stockholders Equity has been met, not later than ten days following the Balance Sheet Date, the Clay Companies shall prepare the Closing Balance Sheet and the related statements of income for the period from January 1, 1995 to the Balance Sheet Date in accordance with generally accepted accounting principles, consistently applied, except that the Closing Inventory shall be determined on a FIFO basis, and the effect of the Condemnation Award and the Relocation Expense Award shall not be considered. In preparing such Closing Balance Sheet and related financial statements, the Clay Companies shall consult with Top Air and shall permit Top Air to participate in and review the preparation thereof, including all work papers, schedules and calculations related thereto, prior to the issuance thereof. Top
Air shall commence its review of said work papers, schedules and calculations as soon as practicable. Any dispute which may arise between the Clay Companies on the one hand and Top Air on the other hand as to such financial statements shall be resolved in the following manner:

            (a) Top Air, if it disputes the financial statements, shall notify Clay Equipment in writing within ten days after its receipt of such financial statements that Top Air disputes the financial statements, specifying in reasonable detail the nature of the dispute;

            (b) During the five day period following the date of such notice, the Clay Companies and Top Air shall attempt to resolve such dispute and determine the appropriateness of the financial statements; and

            (c) If at the end of such five day period, the parties shall have failed to reach an agreement with respect to such dispute, the matter shall be referred to an Arbitrator selected by the Accounting Firm. The Arbitrator shall issue its report as to the financial statements within ten days after such dispute is referred to the Arbitrator. Each of the parties shall bear all costs and expenses incurred by it in connection with such arbitration except for the fees and expenses of the Arbitrator which shall be borne equally by the Clay Companies on the one hand and Top Air, on the other hand. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

       15.21  Acquisition Subsidiary.  Top Air may, in its sole
              ----------------------
discretion, establish a subsidiary wholly owned by Top Air for the purpose of acquiring the Transferred Assets and assuming the Assumed Liabilities and, if such subsidiary is so established, all references to Top Air hereunder, where applicable, shall be deemed to be reference to such subsidiary; provided, however, that nothing
                                    --------  -------
contained in this Section 15.21 shall affect the indemnification obligations of Top Air set forth in Section 10.02.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                           TOP AIR MANUFACTURING, INC.,
                           an Iowa corporation


                           By:  /s/Steve R. Lind
                                -------------------------------------
                           Title:  President & CEO
                                   ----------------------------------


                           CLAY EQUIPMENT CORPORATION,
                           an Iowa corporation


                           By:  /s/Leonard J. Hare
                                -------------------------------------
                           Title:  CEO
                                   ----------------------------------


                           CLAY HOLDING, INC.,
                           an Iowa corporation


                           By:  /s/Leonard J. Hare
                                -------------------------------------
                           Title:  CEO
                                   ----------------------------------